                                                                   EXHIBIT 99.10

                                 THE KIPPGROUP
                         INDEX TO FINANCIAL STATEMENTS


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Report of Independent Public Accountants.....................    2
Balance Sheets as of December 31, 1998 and 1997..............    3
Statements of Income for the years ended December 31, 1998
  and 1997...................................................    5
Statement of Stockholders' Equity for the years ended
  December 31, 1996 through 1998.............................    6
Statements of Cash Flows for the years ended December 31,
  1998 and 1997..............................................    7

Notes to Financial Statements................................    9

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of The KippGroup:

We have audited the accompanying balance sheets of THE KIPPGROUP (a California corporation) as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The KippGroup as of December 31, 1998 and 1997, and the results of their income and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Orange County, California
March 19, 1999

                                  THE KIPPGROUP

                                 BALANCE SHEETS

                                     ASSETS

                                                                  December 31,      December 31,
                                                                      1998              1997
                                                                  ------------      ------------

CURRENT ASSETS:
  Cash and cash equivalents                                       $  2,608,449      $  1,607,147
  Marketable investments                                                    --           742,801
  Accounts receivable, net of allowance for doubtful
    accounts of $61,000 and $250,000 at December 31,
    1998 and 1997, respectively                                      2,710,868         3,322,283
  Related party receivable                                                  --           263,789
  Inventories                                                        1,871,500         2,272,697
  Prepaid expenses                                                     149,830            72,448

                                                                  ------------      ------------
          Total current assets                                       7,340,647         8,281,165

PROPERTY, PLANT AND EQUIPMENT, net                                   8,522,603         8,234,261

OTHER ASSETS                                                            28,685            14,383
                                                                  ------------      ------------

          Total assets                                            $ 15,891,935      $ 16,529,809
                                                                  ============      ============

      The accompanying notes are an integral part of these balance sheets.

                                  THE KIPPGROUP

                                 BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                  December 31,      December 31,
                                                                      1998              1997
                                                                  ------------      ------------

CURRENT LIABILITIES:
  Accounts payable                                                $    597,780      $  1,203,988
  Accrued bonus                                                         82,001           321,830
  Accrued vacation                                                     154,190           164,057
  Other accrued expenses                                               265,213           326,341
  Notes payable - lines of credit                                      454,466         1,213,873
  Customer deposits                                                    473,554           815,535
  Current portion of long-term debt                                    526,809           628,819
  Current portion of capital lease obligations                         377,201           236,141

                                                                  ------------      ------------
          Total current liabilities                                  2,931,214         4,910,584
                                                                  ------------      ------------
LONG TERM DEBT, net of current portion                               2,335,418         2,218,882
                                                                  ------------      ------------
CAPITAL LEASE OBLIGATIONS, net of current portion                      669,116           626,773
                                                                  ------------      ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 75,000 shares
    authorized, 2,000 shares issued and outstanding
    at December 31, 1998 and 1997                                    3,181,328         3,181,328
  Retained earnings                                                  6,774,859         5,517,708
  Accumulated other comprehensive income
     (marketable investments valuation adjustment)                          --            74,534
                                                                  ------------      ------------
          Total stockholders' equity                                 9,956,187         8,773,570
                                                                  ------------      ------------
          Total liabilities and stockholders' equity              $ 15,891,935      $ 16,529,809
                                                                  ============      ============

      The accompanying notes are an integral part of these balance sheets.

                                  THE KIPPGROUP

                              STATEMENTS OF INCOME

                                                                   Year Ended        Year Ended
                                                                  December 31,      December 31,
                                                                      1998              1997
                                                                  ------------      ------------

REVENUES                                                          $ 24,180,590      $ 22,186,556
COST OF SALES                                                       14,964,842        14,009,957
                                                                  ------------      ------------
      Gross profit                                                   9,215,748         8,176,599
                                                                  ------------      ------------
OPERATING EXPENSES:
  Selling                                                            1,245,667         1,243,724
  General and administrat                                            2,797,063         2,740,650
  Research and development                                             246,640           226,630
                                                                  ------------      ------------
      Total operating expenses                                       4,289,370         4,211,004
                                                                  ------------      ------------
          Income before other income (expense)                       4,926,378         3,965,595
                                                                  ------------      ------------
OTHER INCOME (EXPENSE):
   Interest expense, net of interest income of
     $112,915 and $54,692 for the years ended
      December 31, 1998 and 1997, respectively                        (306,290)         (194,789)
   Dividends received                                                    4,421            63,517
   Gain on sale of marketable securities                               244,461             7,632
   Other income                                                         15,502           105,004
                                                                  ------------      ------------
              Total other income (expense)                             (41,906)          (18,636)
                                                                  ------------      ------------
                 Income before provision for income taxes            4,884,472         3,946,959

PROVISION FOR INCOME TAXES                                              36,660               800
                                                                  ------------      ------------
NET INCOME                                                        $  4,847,812      $  3,946,159
                                                                  ============      ============
OTHER COMPREHENSIVE INCOME:
   Net income                                                        4,847,812         3,946,159
   Unrealized gain on marketable investments -
     Unrealized holding gains, net                                     244,461            15,841
     Less gains included in net income                                (244,461)           (7,632)
                                                                  ------------      ------------
          Total comprehensive income                                        --             8,209
                                                                  ------------      ------------
COMPREHENSIVE INCOME                                              $  4,847,812      $  3,954,368
                                                                  ============      ============

        The accompanying notes are an integral part of these statements.

                                  THE KIPPGROUP

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                       Accumulated
                                                                          Other
                                                                      Comprehensive
                                                                          Income
                                                                       (Marketable
                                                                       Investments
                                       Common           Retained        Valuation
                                       Stock            Earnings       Adjustment)         Total
                                    ------------      ------------      ----------      ------------

BALANCE, December 31, 1996          $  3,181,328      $  3,546,087      $   66,325      $  6,793,740

    Distributions                             --        (1,974,538)             --        (1,974,538)

    Marketable investments
    valuation adjustment                      --                --           8,209             8,209

    Net income                                --         3,946,159              --         3,946,159

BALANCE, December 31, 1997             3,181,328         5,517,708          74,534         8,773,570

    Distributions                             --        (3,590,661)             --        (3,590,661)

    Marketable investments
    valuation adjustment                      --                --         (74,534)          (74,534)

    Net income                                           4,847,812                         4,847,812
                                    ------------      ------------      ----------      ------------
BALANCE, December 31, 1998          $  3,181,328      $  6,774,859              --      $  9,956,187
                                    ============      ============                      ============

        The accompanying notes are an integral part of these statements.

                                  THE KIPPGROUP

                            STATEMENTS OF CASH FLOWS

                                                                   Year Ended         Year Ended
                                                                  December 31,       December 31,
                                                                      1998               1997
                                                                  ------------       ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                     $  4,847,812       $  3,946,159
    Adjustments to reconcile net income to net cash
     provided by operating activities-
        Depreciation and amortization                                1,593,911          1,242,932
        Gain on sale of marketable securities                         (244,461)            (7,632)
        Gain on sale of fixed assets                                        --            (66,221)
        Changes in assets and liabilities:
        Accounts receivable                                            611,415         (1,812,934)
        Related party receivable                                       263,789             14,615
        Inventories                                                    401,197           (736,828)
        Prepaid expenses                                               (77,382)           (14,535)
        Other assets                                                   (14,302)            42,624
        Accounts payable                                              (606,208)           763,719
        Accrued bonus                                                 (239,829)           (10,354)
        Accrued vacation                                                (9,867)           (24,232)
        Other accrued expenses                                         (61,128)            25,696
        Customer deposits                                             (341,981)           217,621
                                                                  ------------       ------------
          Net cash provided by operating activities                  6,122,966          3,580,630
                                                                  ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment                         (1,380,317)        (4,081,766)
  Proceeds from sale of equipment                                       18,691             68,000
  Purchase of marketable securities                                     (3,079)          (413,482)
  Proceeds from sale of marketable securities                          915,808            348,167
                                                                  ------------       ------------
          Net cash used in investing activities                       (448,897)        (4,079,081)
                                                                  ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease (increase) in notes payable -
     lines of credit, net                                              (66,159)         3,238,180
  Principal payments on long-term debt                                (678,722)          (713,368)
  Principal payments on capital lease
    obligations                                                       (337,225)          (132,737)
  Net stockholders' distributions                                   (3,590,661)        (1,974,538)
                                                                  ------------       ------------


          Net cash (used in) provided by financing
            activities                                              (4,672,767)           417,537
                                                                  ------------       ------------

                                                                   Year Ended         Year Ended
                                                                  December 31,       December 31,
                                                                      1998               1997
                                                                  ------------       ------------

NET INCREASE (DECREASE) IN CASH                                   $  1,001,302       $    (80,914)

CASH AND CASH EQUIVALENTS, beginning of year                         1,607,147          1,688,061
                                                                  ------------       ------------
CASH AND CASH EQUIVALENTS, end of year                            $  2,608,449       $  1,607,147
                                                                  ============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid during the year for:
      Income taxes                                                $        800       $        800
                                                                  ============       ============
      Interest                                                    $    407,532       $    250,058
                                                                  ============       ============

SUPPLEMENTAL DISCLOSURE OF NON CASH
  INVESTING AND FINANCING ACTIVITIES:
    Equipment acquired under capital lease
        arrangements                                              $    520,628       $    712,365
                                                                  ============       ============
      Conversion of borrowings on lines of credit to
        long-term debt                                            $    693,248       $  2,158,160
                                                                  ============       ============

        The accompanying notes are an integral part of these statements.

                                  THE KIPPGROUP

                          NOTES TO FINANCIAL STATEMENTS

1.       Business Activity

The KippGroup (the Company) engineers and manufactures plastic injection molds and injection molded medical devices, and manufactures and sells medical components and devices.

2.       Summary of Significant Accounting Policies

         Revenue Recognition

         The Company generally records revenue when products are shipped. However, from time to time, the Company retains manufactured plastic injection molds sold to customers. The Company records revenue on these molds when the manufacturing of the mold is complete and the customer has been invoiced.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid temporary cash investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         Investments

         Statement of Financial Accounting Standards No. 115, "Accounting For Certain Debt and Equity Securities" (SFAS No. 115) requires that all applicable investments be classified as trading securities, available-for-sale securities or held-to-maturity securities. At December 31, 1997, all investments were classified as available for sale. During the year ended December 31, 1998, the Company sold all of its investments.

         Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market. Cost includes material, labor and manufacturing overhead.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Costs for molds manufactured by the Company include material, labor, overhead and validation costs. Validation costs are incurred to provide additional assurance that such molds produce the product according to the appropriate specifications.

         The Company depreciates assets using the straight-line method over the estimated useful lives of the various classes of assets, as follows:

                  Molds                                          5 to 10 years
                  Building improvements                      8 to 31-1/2 years
                  Machinery                                       5 to 7 years
                  Office furniture and equipment                  3 to 5 years

         Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

         Fair Value of Financial Instruments

         The carrying value of cash and cash equivalents, receivables, accounts payable and accrued expenses approximates fair value. In addition, the carrying value of all borrowings approximates fair value based on interest rates currently available to the Company.

         Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Reporting Comprehensive Income

         The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements

         Concentration of Risk

         The Company maintains its cash balances in a financial institution located in Southern California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1998 and 1997, the combined uninsured portion of those balances held at the bank aggregated to $1,904,591 and $1,861,479, respectively. As of December 31, 1998, the Company also maintains $931,457 of investments classified as cash equivalents with an investment company. These investments are not insured.

         Reclassifications

         Certain prior year balances have been reclassified to conform with the current year presentation.

3.       Marketable Investments

The following is a summary of marketable investments (classified as available-for-sale) as of December 31, 1997:

                                          Gross         Gross         Estimated
                          Amortized     Unrealized    Unrealized     Fair Market
                            Cost          Gains         Losses          Value
                          ---------     ----------    ----------     -----------

         Mutual Funds      $668,267      $112,453      $(37,919)      $742,801

Proceeds from the sale of securities available-for-sale during the year ended December 31, 1998 and 1997 amounted to $915,808 and $348,167, respectively. The related realized gain recognized from the sale of these securities amounted to $244,461 and 7,632, respectively.

During the year ended December 31, 1998, the Company sold all of its available-for-sale securities. Proceeds from the sale of these securities were reinvested in money market funds and are classified as cash equivalents.

4.       Inventory

Inventory consists of the following:

                                            December 31,      December 31,
                                                1998              1997
                                            ------------      ------------

                  Raw materials             $    440,101      $    468,497
                  Work in process                639,032         1,160,421
                  Finished goods                 792,367           643,779
                                            ------------      ------------
                                            $  1,871,500      $  2,272,697

                                            ============      ============

5.       Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                                 December 31,      December 31,
                                                     1998              1997
                                                 ------------      ------------

                  Molds                          $  5,311,881      $  4,922,766
                  Building improvements             2,641,551         2,617,506
                  Machinery                         7,673,871         7,073,593
                  Office furniture and
                    equipment                       1,213,805         1,133,252
                  Construction in progress            893,957           125,816
                                                 ------------      ------------
                                                   17,735,065        15,872,933
                  Less - Accumulated
                    depreciation and
                    amortization                    9,212,462         7,638,672
                                                 ------------      ------------
                                                 $  8,522,603      $  8,234,261
                                                 ============      ============

Total property, plant and equipment includes fixed assets acquired under capital leases. As of December 31, 1998 and 1997, accumulated fixed assets acquired under capital leases were $1,512,672 and $992,043, respectively. Related accumulated depreciation for those assets totaled approximately $259,000 and $98,000 at December 31, 1998 and 1997, respectively.

6.       Notes Payable - Lines of Credit

The following is a summary of the Company's lines of credit:

                                                                          December 31,      December 31,
                                                                              1998              1997
                                                                          ------------      ------------

                  $500,000 line of credit, interest charged
                    at the bank's reference rate (7.75
                    percent at December 31, 1998) and
                    expires May 2000.                                     $         --      $         --

                  $3,100,000 line of credit, interest charged
                    at the bank's reference rate (7.75 percent
                    at December 31, 1998) plus 0.125 percent
                    and expires May 2000.                                      454,466                --

                  $2,000,000 (increased to $2,513,000 at
                    August, 1998) line of credit,
                    interest charged at the applicable
                    treasury rate (4.53 percent at
                    December 31, 1998) plus 2.6 percent and
                    expires May 1, 1999.                                            --           520,628

                  $2,000,000 line of credit, interest charged
                    at prime (8.50 percent at December 31,
                    1997) and expired December 1997.  Balance
                    converted to long-term notes subsequent
                    to December 31, 1997.                                           --           693,245
                                                                          ------------      ------------
                                                                          $    454,466      $  1,213,873
                                                                          ============      ============

Pursuant to the $3,100,000 line of credit above, the Company may convert outstanding balances to term notes. However, the balance outstanding under this line of credit plus the balance outstanding of the converted balances to notes may not exceed the $3,100,000 limit. As of December 31, 1998 and 1997, the remaining credit under this line of credit was $1,418,812 and $1,391,478, respectively. Similar to the $3,100,000 line of credit, the Company had the option of converting outstanding balances under the $2,000,000 line of credit (8.50 percent at December 31, 1997) to term notes. However, the balance outstanding under this line of credit plus the amount converted to term notes was not allowed to exceed the $2,000,000 limit.

Substantially all of the Company's equipment and leasehold improvements are pledged as collateral under these lines of credit, as is specific new equipment as purchased.

The Company and Kippartners, a related party (collectively referred to as the "co-borrowers"), are co-borrowers under the Company's loan agreements. The loans require that together, the co-borrowers maintain certain financial and nonfinancial covenants. Among other covenants, the co-borrowers are required to maintain a fixed charge coverage ratio and comply with capital expenditure and change in ownership limitations. As of December 31, 1998, the co-borrowers were in compliance with all covenants.

7.    Income Taxes

Effective April 1, 1988, the Company elected "S Corporation" status for income tax purposes. Under "S Corp" status, the stockholders separately account for the Company's items of income, deductions, losses and credits. However, the "S Corp" is liable for state income tax at 1.5 percent.

The Company qualifies for the California Manufacturers' Investment Credit which reduces its state income tax obligation. The credit is equal to 6 percent of the cost associated with acquiring or constructing qualified manufacturing property and equipment. The following is a summary of the provision for income taxes:

                                                          December 31,    December 31,
                                                              1998            1997
                                                          ------------    ------------

                  Gross income tax                         $   73,267      $   62,098
                  Less: California Manufacturers'
                    Investment Credit used                    (36,607)        (61,298)
                                                           ----------      ----------
                  Net provision for income taxes           $   36,660      $      800
                                                           ==========      ==========

For the year ended December 31, 1998 and 1997, the Company's effective tax rate has been substantially reduced due to usage of the California Manufacturers' Investment Credit.

8.       Retirement Plan

The Company maintains a 401(k) plan covering substantially all employees. The Company matches employee contributions to the 401(k) plan within prescribed monthly limitations. During the years ended December 31, 1998 and 1997, Company matching contributions were $155,845 and $142,624, respectively.

9.       Customer Deposits

The Company requires a deposit from customers for mold building. This deposit is based on a percentage of the sales price. Customer deposits are generally non-refundable.

10.      Significant Customers

Sales to two customers amounted to approximately 18 percent and 14 percent of total revenues for the year ended December 31, 1998 and 18 percent and 16 percent of total revenues for the year ended December 31, 1997.

11.      Long-Term Debt

Long-term debt consists of the following:

                                                                   December 31,      December 31,
                                                                       1998              1997
                                                                   ------------      ------------

                  7.87 percent variable (Prime plus
                    1/8 percent) - secured by equipment
                    Payments of $12,665 plus accrued
                    interest due monthly. Debt matures
                    December 2003.                                 $    772,540      $    911,850

                  9.37 percent fixed - secured by
                    equipment. Payments of $8,007
                    including interest due monthly
                    Debt matures May 2007.                              557,973           599,627

                  9.0 percent fixed - secured by
                    equipment. Payments of $6,250
                    including interest due monthly
                    Debt matures September 2007.                        453,072           485,685

                  Various notes secured by equipment,
                    with interest rates ranging from
                    7.87 percent to 10 percent. As
                    of December 31, 1998 and 1997,
                    payments are approximately
                    $29,000 and $61,000 per month,
                    respectively, plus accrued
                    interest and mature at various
                    dates from April 1998 through
                    January 2008                                      1,078,642           850,539
                                                                   ------------      ------------
                                                                      2,862,227         2,847,701
                  Less - Current portion                                526,809           628,819
                                                                   ------------      ------------
                                                                   $  2,335,418      $  2,218,882
                                                                   ============      ============

As of December 31, 1998, scheduled maturities of long-term debt are as follows:

               Year ending December 31,
                 1999                                     $  526,809
                 2000                                        485,912
                 2001                                        362,962
                 2002                                        371,250
                 2003                                        361,355
                 Thereafter                                  753,939
                                                          ----------

                                                          $2,862,227
                                                          ==========

12.      Capital Lease Obligations

Capital lease obligations consist of the following:

                                                           December 31,    December 31,
                                                               1998            1997
                                                           ------------    ------------

         Various lease obligations on injection
           molds expiring from 2000 through
           2002. As of December 31, 1998 and 1997,
           obligations were payable monthly at
           $37,280 and $24,501, respectively,
           including interest.                              $1,038,801      $  852,240

                        Other                                    7,516          10,674
                                                            ----------      ----------
                                                             1,046,317         862,914
         Less - Current portion                                377,201         236,141
                                                            ----------      ----------
                                                            $  669,116      $  626,773
                                                            ==========      ==========

The following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments:

         Year ending December 31,
           1999                                        $  451,587
           2000                                           437,828
           2001                                           270,765
           2002                                            12,778
           2003                                                --
           Thereafter                                          --
                                                       ----------
         Total minimum payments                         1,172,958
         Less - Amount representing interest              126,641
                                                       ----------
             Present value of net minimum
               lease payments                          $1,046,317
                                                       ==========

13.      Commitments and Contingencies

         Commitments

         As of December 31, 1998, scheduled future minimum rental payments required under operating leases are as follows:

         Year ending December 31,
           1999                              $  472,128
           2000                                 300,000
           2001                                 300,000
           2002                                 300,000
           2003                                 300,000
           Thereafter                            25,000
                                             ----------

                                             $1,697,128
                                             ==========

         Contingencies

         Pursuant to certain sales contracts, the Company is obligated to indemnify and hold the purchaser harmless against any liability, damage, or expense resulting from third party actions claiming personal injury or property damage arising out of defects attributable to the Company or breach of warranty under the contract. Additionally, the Company guarantees that all products supplied to its customers are free from defects in materials in the applicable FDA registration. If the Company's products fail to conform, the purchaser may return the product for credit, refund or replacement.

14.      Related Party Transactions

         Related Party Receivable

         An affiliated entity owed the Company $263,789 at December 31, 1997. The balance was paid during the fiscal year ended 1998.

         Related Party Lease

         The Company leased a building from an affiliated entity under a month to month lease agreement. Lease payments were approximately $300,000 and $205,000 for the years ended December 31, 1998 and 1997, respectively.

         Stockholders' Compensation

         Total stockholders' compensation for the years ended December 31, 1998 and 1997 was $1,325,000 and $1,200,000, respectively, and is included in general and administrative expenses on the accompanying statements of income.

15.      Subsequent Event

         On January 13, 1999, the Company signed an agreement to be purchased. The purchase closed on January 22, 1999.